Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (No. 333-181715) and on Form S-8 (No. 333-163843) of our report dated June 24, 2013 relating to the financial statements of Crown Castle International Corp. 401(k) Plan, which appears in the Annual Report of Crown Castle International Corp. 401(k) Plan on Form 11-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
December 16, 2014